UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 22, 2007

Date of Report (Date of earliest event reported)

iPARTY CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-25507	76-0547750
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

270 Bridge Street, Suite 301, Dedham, Massachusetts		02026
(Address of principal executive offices)		(Zip Code)

(781) 329-3952
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 22, 2007, we entered into a letter agreement with David E. Robertson, pursuant to which Mr. Robertson will commence employment with us as our new Chief Financial Officer effective April 2, 2007.

David E. Robertson, age 57, has been employed as a private accounting consultant from January 2005, primarily doing Sarbanes-Oxley compliance testing and analysis of internal control issues for a variety of public and private companies.  From 1999 to 2005, Mr. Robertson served as Vice President and Chief Financial Officer of Kitchen Etc. Inc., a specialty (cooking and dining) retailer, headquartered in Exeter, New Hampshire, which filed for Chapter 11 bankruptcy protection in 2004.  From 1996 to 1999, he established and operated Comprehensive Business Servies, a professional services firm based in Nashua, New Hampshire that provided accounting, bookkeeping, payroll and tax services to business clients.  From 1985 to 1996, he held a variety of positions in the audit, accounting, and financial operations of Lechmere, Inc.  From 1980 to 1985, Mr. Robertson worked as an audit and accounting manager at Zayre Corp. and its successor entities (now TJX Companies).  From 1975 to 1979, he was employed in the audit division of Ernst & Young.  Mr Robertson is a Certified Public Accountant (CPA).  He earned his A.B. in English Literature from Harvard College in 1974, and his M.S. in Professional Accountancy from Northeastern University in 1975.

Our letter agreement with Mr. Robertson provides that we shall pay him an annualized salary of $160,000.  It also provides that, subject to approval by our Board of Directors, we shall grant Mr. Robertson a stock option to purchase 125,000 shares of our common stock at an exercise price per share equal to the closing price of our common stock on the date on which our Board of Directors shall hold its next meeting and approve his stock option grant.  Our letter agreement with Mr. Robertson also entitles him to participate in iParty’s Executive Incentive Compensation Plan and various additional employee benefits, including health, dental and life insurance and participation in our 401(k) defined contribution retirement savings plan.

The hiring of Mr. Robertson as our new CFO reflects the fact that our current President and CFO, Patrick Farrell, has informed us that personal, family reasons will require him to relocate from the Boston area to New York during 2007, as we previously disclosed on a Current Report on Form 8-K filed on January 8, 2007.  Hiring Mr. Robertson as our new CFO at this time is consistent with our current employment agreement with Mr. Farrell and reflects the desire of both Mr. Robertson and Mr. Farrell to assist us in effecting a smooth transition. Accordingly, in connection with our hiring of Mr. Robertson, Mr. Farrell has resigned from his position as our CFO effective April 2, 2007, but will continue to retain his position and title as President of iParty.   Mr. Farrell’s employment agreement with us will continue to extend through November 15, 2007, as previously disclosed.

On March 22, 2007, we also entered into new employment agreements with Sal Perisano, our Chief Executive Officer, and Dorice Dionne, our Senior Vice President, Merchandising.  Our new agreements with Mr. Perisano and Ms. Dionne each commence on April 1, 2007 and expire on March 31, 2010.   Mr. Perisano and Ms. Dionne are married.

Our new agreement with Mr. Perisano provides that we shall pay him a base salary of $312,500 for the period April 1, 2007 through March 31, 2008.  Mr. Perisano’s salary will increase to $325,000 for the period April 1, 2008 through March 31, 2009 and increase to $337,500 for the period April 1, 2009 through March 31, 2010.  In addition, our new agreement with Mr. Perisano requires that we grant him a stock option on June 6, 2007 (provided that Mr. Perisano is still employed by us on such date) exercisable for 375,000 shares of our common stock, at an exercise price per share equal to the closing price of our common stock on such date.  This option will vest in three equal installments of 125,000 shares on each of March 31, 2008, March 31, 2009, and March 31, 2010 (provided, in each case, that Mr. Perisano remains employed by us on each of such future dates).

Our new agreement with Ms. Dionne provides that we shall pay her a base salary of $187,500 for the period April 1, 2007 through March 31, 2008. Ms. Dionne’s salary will increase to $195,000 for the period April 1, 2008 through March 31, 2009 and increase to $202,500 for the period April 1, 2009 through March 31, 2010.  In addition, our new agreement with Ms. Dionne requires that we grant her a stock option on June 6, 2007 (provided that Ms. Dionne is still employed by us on such date) exercisable for 150,000 shares of our common stock, at an exercise price per share equal to the closing price of our common stock on such date.  This option will vest in three equal installments of 50,000 shares on each of March 31, 2008, March 31, 2009, and March 31, 2010 (provided, in each case, that Ms. Dionne remains employed by us on each of such future dates).

Our new agreements with Mr. Perisano and Ms. Dionne also contain provisions (as did our previous agreements with them, which expire on March 31, 2007) regarding payments for severance upon termination of employment or upon involuntary termination or voluntary termination for good reason (as specified in each agreement) within 13 months of a change in control.  Both agreements also include non-competition, non-solicitation, and confidentiality provisions substantially similar to our previous agreements with Mr. Perisano and Ms. Dionne.

The full texts of our new agreements with Mr. Perisano and Ms. Dionne and our letter agreement with Mr. Robertson are attached as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

In addition, the text of the press release that we made on March 26, 2007 in which we announced our hiring of Mr. Robertson as our new CFO to replace Mr. Farrell and our new agreements with Mr. Perisano and Ms. Dionne is attached as Exhibit 99.1 to  this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

10.1                           Employment Agreement between iParty Corp. and Sal Perisano, dated March 22, 2007.

10.2                           Employment Agreement between iParty Corp. and Dorice Dionne, dated March 22, 2007.

10.3                           Letter Agreement between iParty Corp. and David E. Robertson, dated March 22, 2007.

99.1         Press release of iParty Corp., dated March 26, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPARTY CORP.

	By:	/s/ SAL PERISANO
Sal Perisano
Chairman of the Board and
Chief Executive Officer

Dated: March 26, 2007

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

10.1	Employment Agreement between iParty Corp. and Sal Perisano, dated March 22, 2007.
10.2	Employment Agreement between iParty Corp. and Dorice Dionne, dated March 22, 2007
10.3	Letter Agreement between iParty Corp. and David E. Robertson, dated March 22, 2007
99.1	Press release of iParty Corp., dated March 26, 2007.